Exhibit 10.1

ACCESSION AGREEMENT dated as of September 8, 2009 (this “Agreement”), among BARCLAYS BANK PLC (the “Increasing Lender”), AGILENT TECHNOLOGIES, INC. (the “Company”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

A.  Reference is hereby made to the Five-Year Credit Agreement dated as of May 11, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

B.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

C.  Pursuant to Section 2.08(d) of the Credit Agreement, the Company has invited the Increasing Lender, and the Increasing Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder.  The Increasing Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Increasing Lender, the Company and the Administrative Agent agree as follows:

SECTION 1.  Accession to the Credit Agreement. (a) The Increasing Lender, as of the Effective Date (as defined below), hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Lender thereunder with the same force and effect as if originally named therein as a Lender.

(b) The Commitment of the Increasing Lender shall equal the amount set forth opposite its signature hereto.

(c) The amount of the Increasing Lender’s Commitment hereby supplements Schedule 2.01 to the Credit Agreement.

SECTION 2.  Representations and Warranties, Agreements of Increasing Lender, etc.  The Increasing Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance on the Administrative Agent or any other Lender; (c) confirms that it will independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement

Signature page to the Accession Agreement

are required to be performed by it as a Lender; and (e) authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Agreement, together with such actions and powers as are reasonably incidental thereto.

SECTION 3.  Effectiveness.  This Agreement shall become effective as of September 8, 2009 (the “Effective Date”), subject to (a) the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Increasing Lender and the Company, (ii) the documents required to be delivered by the Company under the penultimate sentence of Section 2.08(d) of the Credit Agreement, (iii) an Administrative Questionnaire duly completed by the Increasing Lender and (iv) all fees and other amounts due and payable for the account of the Increasing Lender from the Company and (b) the representations of the Borrowers set forth in Sections 3.04(b) and 3.05(a) of the Credit Agreement shall be true and correct on and as of such date.

SECTION 4.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Severability.  In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to the Increasing Lender shall be given to it at the address set forth in its Administrative Questionnaire.

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IN WITNESS WHEREOF, the Increasing Lender, the Company and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

Commitment	BARCLAYS BANK PLC,
$30,000,000
by
/s/ David Barton
Name: David Barton
Title: Director

Signature page to the Accession Agreement

AGILENT TECHNOLOGIES, INC.,

by
/s/ Hillard C. Terry, III
Name: Hilliard C. Terry, III
Title: Vice President, Treasurer

Signature page to the Accession Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
/s/ Ann B. Kerns
Name: Ann B. Kerns
Title: Vice President

Signature page to the Accession Agreement